EXHIBIT 10.1

                        STOCK PURCHASE AND SALE AGREEMENT


     This Stock Purchase and Sale Agreement is entered into as of the 15th day of July, 1997, by and between Lance White and Michele White, individual residents of the State of Texas, hereinafter collectively referred to as "Seller", and Alliance Trophy Club, Inc,, a Delaware corporation, hereinafter referred to as "Purchaser".

     WHEREAS, Lance White owns 500 shares and Michele White owns 500 shares (collectively the "Stock") of the common stock, par value $.005 per share, of Castle Custom Homes, Inc., d/b/a White Castle Custom Homes, (the "Company"), a Texas corporation, which Stock constitutes 100% of the issued and outstanding shares of the Company; and

     WHEREAS, Seller desires to sell the Stock and Purchaser is willing to purchase the Stock upon certain terms and conditions;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

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     1. Purchase and Sale. Seller does hereby agree to sell the Stock to
Purchaser and Purchaser does hereby agree to purchase the Stock from Seller. Simultaneously herewith, Seller has delivered to Purchaser the stock certificates evidencing the Stock, together with proper instruments of assignment and transfer.

     2. Purchase Price. The purchase price for the Stock is $387,690.75, which shall be paid by Purchaser to Seller by delivery to Seller simultaneously herewith of (i) $50,000 in cash; (ii) a Demand Prmissory Note (the "Demand Note") in the principal amount of $50,000 which is in the form of Exhibit "A", and shall bear interest at a rate of 8% per annum, compounded annually; and
(iii) a Promissory Note (the "Note") in the principal amount of $287,690.75, which is in the form of Exhibit "B", and shall bear interest at a rate of 8% per annum, compounded annually. All accrued interest and principal on the Demand Note shall be due and payable upon the demand by Seller. The Note shall be amortizaed over 60 months with payments of $5,833.33 per month, due on the first of each month beginning on the first of July. The Demand Note and the Note shall be secured by that certain Security Agreement (the "Security Agreement") executed simultaneously herewith. Pursuant to the Security Agreement, Purchaser will pledge all the Stock the Company to secure repayment of the Note. Seller's security, in order to perfect its interest in the Stock, Purchaser shall immediately redeliver the certificates evidencing the Stock back to Seller, together with a irrevocable stock power endorsed in blank to Seller in a form acceptable to Seller.

     3. Title to the Stock. Seller represents and warrants to Purchaser that (i) Seller has good, absolute, and marketable title to the Stock, free and clear of all liens, claims, encumbrances, and restrictions of every kind, (ii) Seller has the complete and unrestricted right, power, and authority to sell, transfer, and assign the Stock pursuant to this Agreement.

     4. Sale of Other Shares in Company. In the event Purchaser shall transfer for consideration any shares of common stock in the Company, then Purchaser covenants and agrees with Seller to pay an amount of such consideration within five (5) days of receipt to Seller equal to the lesser of (a) all such consideration or (b) the total amount of the outstanding balance of the Demand Note and the Note and any other indebtedness of Purchaser to Seller. Seller shall apply such payment by Purchaser first to any accrued, unpaid interest, and then to any outstanding principal balance of the Demand Note and then to the Note. Any remaining amount shall be applied first to accrued, unpaid interest and then to any outstanding principal balance of any other indebtedness of Purchaser to Seller pro rata according to the relative outstanding balances of such indebtedness.

     5. Nature and Survival of Representations. All representations, warranties and agreements made by Purchaser and Seller in this Agreement shall survive the execution and delivery hereof and the closing of the transactions contemplated hereby.

     6. Indemnity. Purchaser shall indemnify, defend and hold harmless Seller from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses, including interest, penalties and reasonable attorney's fees, arising out of or caused by a breach of any representation,

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warranty or covenant of Purchaser contained in this Agreement.

     7. Default. In the event that any of the parties default in their obligations under this Agreement, then the other party shall have the right to exercise any and all remedies allowable by law, in equity, or under this Agreement. In addition, any default by Purchaser of his obligations under this Agreement shall constitute an event of default under the Note, the Security Agreement and any and all other indebtedness of Purchaser to Seller.

     8. No Representation as to Tax Consequences. Seller makes no representation to Purchaser as to any federal, state or other tax consequences to Purchaser of the purchase of the Stock, the execution and performance of the Note and Security Agreement, or any other transactions contemplated by this Agreement.

     9. Choice of Law. It is the intention of the parties that the laws of Texas should govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties. The appropriate state or federal courts located in Tarrant County, Texas shall have exclusive jurisdiction over all matters arising under this Agreement and shall be proper forums in which to adjudicate such matters.

     10. Further Assurances. Each party agrees to execute any additional instruments necessary to effectuate the intent of this Agreement.

     11. Binding Effect of this Agreement. This Agreement and all other instruments delivered by or on behalf of the parties pursuant hereto, including the Note and the Security Agreement, constitute the entire agreement between the parties regarding the subject matter hereof, and any and all prior agreements between the parties regarding such subject matter, whether oral or written are hereby superseded and declared null and void. No party shall be liable for or bound to any representations, warranties, covenants or agreements except as specifically set forth herein or in such other instruments. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective heirs, legal representatives, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement except as expressly provided herein.

     12. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered by hand (which shall include express couriers such as Federal Express) or by mail certified or registered, with postage prepaid or by telecopy or facsimile (notice by mail shall be effective five (5) days after mailing, unless earlier received, and notice by hand or by telecopy of facsimile shall be effective upon receipt) at the street address set forth below. Any party hereto may at any time by giving five (5) days prior written notice to the other party hereto, designate any other address in substitution of the following address to which such notice shall be given:

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          (a)  if to Purchaser, to:
                  Alliance Trophy Club, Inc.
                  6 Michele Court
                  Trophy Club, Texas 76262

          (b)  if to Seller, to:
                  Lance White or Michele White
                  6 Michele Court
                  Trophy Club, Texas 76262


     13. Section and Other Headings. The headings contained in this Agreement and the exhibits and schedules comprising this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14. Severability. In case any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any effect, any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Such invalid, illegal, or unenforceable provisions shall be given effect to the maximum extent permitted by law.

     15. Attorneys' Fees. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and court costs in addition to any other recoveries allowed by law.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on this 15th day of July, 1997.

                                             SELLER:


                                             ------------------------------
                                             Lance White


                                             ------------------------------
                                             Michele White


                                             PURCHASER:

                                             Alliance Trophy Club, Inc.

                                             -----------------------------
                                             By: Richard Kepler
                                             Its: Chairman

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